NETWORK-1 SECURITY SOLUTIONS, INC.
                             1996 STOCK OPTION PLAN
                                  (AS AMENDED)

1.       PURPOSE OF PLAN

         The purpose of the 1996 Stock Option Plan (the "Plan") is to provide an incentive to Key Employees, Directors and Consultants (as hereinafter defined) of Network-1 Security Solutions, Inc. (the "Company") who are in a position to contribute materially to the long term success of the Company, to increase their interest in the Company's welfare and to aid in attracting and retaining Key Employees, Directors and Consultants of outstanding ability.

2.       DEFINITIONS

                  Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Stock Option Plan, have the following meanings:

                  a) "Affiliate" means a corporation which for purposes of
Section 422 of the Code, is a parent or subsidiary of the Company, direct or indirect, each as defined in Section 424 of the Code.

                  b) "Board of Directors" or "Board" means the Board of Directors of the Company.

                  c) "Code" means the United States Internal Revenue Code of 1986, as such may be amended from time to time.

                  d) "Compensation Committee" means the committee to which the Board of Directors delegates the power to act under or pursuant to the provisions of the Plan, or the Board of Directors if no committee is selected.

                  e) "Company" means Network-1 Security Solutions, Inc., a Delaware corporation.

                  f) "Consultant" means any person retained by the Company or any of its Affiliates to render services on a consultant basis.

                  g) "Disability" or "Disabled" means permanent and total disability as defined in Section 22(e)(3) of the Code.

                  h) "Incentive Stock Option" means an Option, as

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identified below, which is designated by the Compensation Committee as such and which, when granted, is intended to be an "incentive stock option" as defined in section 422 of the Code.

                  i) "Key Employee" means an employee of the Company or of an Affiliate, (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Board of Directors or the Committee to be eligible to be granted one or more options under the Plan.

                  j) "Non-Qualified Stock Option" shall mean an Option, as defined below, which is designated by the Compensation Committee as such and which, when granted, is not intended to be an "Incentive Stock Option" as defined in Code Section 422.

                  k) "Option" means a right or option granted under the Plan.

                  l) "Option Agreement" means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

                  m) "Participant" means a Key Employee to whom one or more Incentive Stock Options or Non-Qualified Stock Options are granted under the Plan and an employee, nonemployee director, consultant or independent contractor ("Non Key Employee") to whom one or more Non-Qualified Stock Options are granted under the Plan.

                  n) "Plan" means this Stock Option Plan.

                  o) "Shares" means the following shares of the capital stock of the Company as to which Options have been or may be granted under the Plan; 2,535,000 authorized and unissued common stock, ($0.01) par value, including fractional shares, any shares of capital stock into which the shares are changed or for which they are exchanged within the provisions of Section 9 of the Plan.

3.       AGGREGATE NUMBER OF SHARES

         2,535,000 Shares of the Company's common stock, par value $.01 per share (the "Common Stock"), shall be the aggregate number of Shares which may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the outstanding shares of Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets,


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

reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances, the aggregate number and kind of Shares which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Compensation Committee. Reacquired shares of the Company's Common Stock, as well as unissued shares, may be used for the purpose of this Plan. Shares of the Company's Common Stock subject to Options which have terminated unexercised, either in whole or in part, shall be available for future Options granted under this Plan.

4.       CLASS OF PERSONS ELIGIBLE TO RECEIVE OPTIONS

         (a) All Key Employees, as defined in Section 2 above, including officers of the Company and of any present or future Company Affiliate, all members of the Board of Directors of the Company who are not Key Employees (the "Nonemployee Directors") and Consultants to the Company and to any present or future Company Affiliate are eligible to receive an Option or Options under this Plan. The individuals who shall, in fact, receive an Option or Options under this Plan (the "Participants") shall be selected by the Compensation Committee, in its sole discretion, except as otherwise specified in Sections 5 and 6 hereof.

         (b) Notwithstanding any other provision of this Plan, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year shall not exceed $100,000.

5.       ADMINISTRATION OF PLAN

         (a) This Plan shall be administered by the Compensation Committee of the Board of Directors. Prior to the time at which the stock of the Company is required to be registered under
                  Section 12 of the Securities Exchange Act of 1934 ("Registration Date"), the Compensation Committee shall be composed of all or certain members of the Board of Directors as the Board shall determine. From and after the Registration Date, the Compensation Committee shall be composed of a minimum of two members of the Board of Directors as the Board shall determine, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (c) (2) (i) under the Securities Exchange Act of 1934, as amended, of the



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

                  Securities and Exchange Commission (the "SEC") or any future corresponding rule.

         (b) The Compensation Committee shall, in addition to its other authority and subject to the provisions of this Plan, determine the Participants, whether the Option shall be an Incentive Stock Option or a Non-Qualified Stock Option (as such terms are defined in Section 2), the number of Shares to be subject to each of the options, the time or times at which the Options shall be granted, the rate of Option exercisability, and, subject to Section 6 hereof, the price at which each of the Options is exercisable and the duration of the Option.

         (c) The Compensation Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Compensation Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Compensation Committee on a particular matter shall constitute the act of the Compensation Committee on such matter. The Compensation Committee shall have the right to construe the Plan and the Options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the Options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Compensation Committee or the Board of Directors shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to the Compensation Committee or the Board of Directors, or for the acts or omissions of any other members of the Compensation Committee or the Board of Directors. Subject to the numerical limitations on Compensation Committee membership set forth in
                  Section 5(a) hereof, the Board of Directors may at any time appoint additional members of the Compensation Committee and may at any time remove any member of the Compensation Committee with or without cause. Vacancies in the Compensation Committee, however caused, may be filled by the Board of Directors, if it so desires.

6.       INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS


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         (a)      Options issued pursuant to this Plan may be either Incentive
                  Stock Options granted pursuant to Section 6(b) hereof or Non-Qualified Stock Options granted pursuant to Section 6(c) hereof, as determined by the Compensation Committee. The Compensation Committee may grant both an Incentive Stock Option and a Non-Qualified Stock Option to the same person, or more than one of each type of Option to the same person, subject to the restrictions set forth in (b) and (c) below. The Option price for Incentive Stock Options issued under this Plan shall be equal at least to the fair market value (as defined below) of the Company's Common Stock on the date of the grant of the Option as determined by the Compensation Committee in accordance with its interpretation of the requirements of Section 422 of the Code and the regulations thereunder. The Option price for Non-Qualified Stock Options issued under this Plan may, in the sole discretion of the Compensation Committee, be less than the fair market value of the Common Stock on the date of the grant of the Option. If an Incentive Stock Option is granted to an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all shares of stock of the Company or any parent or subsidiary corporation of the Company (a "10% Shareholder"), the Option price shall not be less than 110% of the fair market value of the Company's Common Stock on the date of grant of the option. The fair market value of the Company's Common Stock on any particular date shall mean the last reported sale price of a share of the Company's Common Stock on any stock exchange on which such stock is then listed or admitted to trading, or on the Nasdaq Stock Market, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the Nasdaq Stock Market, or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined by the Compensation Committee.

         (b) Subject to the authority of the Compensation Committee set forth in Section 5(b) hereof, Incentive Stock Options issued pursuant to this Plan shall be issued only to Key Employees of the Company substantially in the form set forth in Appendix A hereof, which form is



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

                  hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Nonemployee Directors and Consultants shall not be eligible for Incentive Stock Options. Incentive Stock Options shall not be exercisable after the expiration of ten years (five years in the case of 10% Shareholders) from the date such Options are granted, unless terminated earlier under the terms of the Option. At the time of the grant of an Incentive Stock Option hereunder, the Compensation Committee may, in its discretion, modify or amend any of the Option terms contained in Appendix A for any particular Participant, provided that the Option as modified or amended satisfies the requirements of Section 422 of the Code and the regulations thereunder. Each of the Options granted pursuant to this Section 6(b) is intended, if possible, to be an "Incentive Stock Option" as that term is defined in Section 422 of the Code and the regulations thereunder. In the event this Plan or any Option granted pursuant to this Section 6(b) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an Incentive Stock Option, this Plan and such Option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

         (c) Subject to the authority of the Compensation Committee set forth in Section 5(b) hereof, Non-Qualified Stock Options issued pursuant to this Plan shall be issued to Participants of the Company substantially in the form set forth in Appendix B hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Non-Qualified Stock Options shall expire not more than ten years after the date they are granted, unless terminated earlier under the Option terms. At the time of granting a Non-Qualified Stock Option hereunder, the Compensation Committee may, in its discretion, modify or amend any of the Option terms contained in Appendix B for any particular Participant.

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

         (d) Neither the Company nor any of its current or future parent, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, the Compensation Committees, employees or agents shall have any liability to any optionee in the event: (i) an Option granted pursuant to
                  Section 6(b) hereof does not qualify as an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder; (ii) any optionee does not obtain the tax treatment pertaining to an Incentive Stock Option; or
                  (iii) any Option granted pursuant to Section 6(c) hereof is an "Incentive Stock Option."

7.       EXERCISE OF OPTION AND ISSUE OF STOCK

         Options shall be exercised by giving written notice to the Company. Such written notice shall: (1) be signed by the person exercising the Option,
(2) state the number of shares and with respect to which the Option, if any, is being exercised, (3) contain the legend required by Appendix A and B, page 5, paragraph (b) therein, and (4) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be taken up and payment made therefor. The conditions specified above may be waived in the sole discretion of the Company. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person(s) exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Option Shares prior to issuance thereof) the Company shall accept payment for the Option Shares (in the forms set forth below) and shall deliver to the person(s) exercising the Option in exchange therefor a certificate or certificates for fully paid non-assessable shares. In the event of any failure to take up and pay for the number of Shares specified in such written notice of the exercise of the Option on the date set forth therein (or on the extended date as above provided) the exercise of the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

         The payment may be in any of the following forms: (a) cash, which may be evidenced by a check; (b) certificates representing shares of Common Stock of the Company, which will be valued by



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

the Secretary of the Company at the fair market value per share of the Company's Common Stock (as determined in accordance with the Plan) on the last trading day immediately preceding the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company, or (c) any combination of cash and Common Stock of the Company valued as provided in clause (b). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable or determines that such taxes are due and payable.

8.       ASSIGNABILITY AND TRANSFERABILITY OF OPTION

         By its terms, an Option granted to a Participant shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime only by such Participant and Participant's legal guardian or custodian in the event of disability. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder, otherwise than by will or the laws of descent and distribution, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

9.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event that the authorized and outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like, appropriate adjustments to prevent dilution or enlargement of the rights granted to or available for, Participants, shall be made in the manner and kind of shares for the purpose of which Options may be granted under the Plan, and, in addition, appropriate adjustment shall be made in the number and kind of shares and in the option price per share subject to outstanding Options. No such adjustment shall be made which shall, within the meaning of Section 424 of the Code, constitute such a modification, extension or renewal of an Incentive Stock Option as to cause it to be considered as the grant of a new Incentive Stock Option.

10.      MODIFICATION, AMENDMENT, SUSPENSION AND TERMINATION

         Options shall not be granted pursuant to this Plan after the



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

expiration of ten years from the date the Plan is adopted by the Board of Directors of the Company. The Board of Directors reserves the right at any time, and from time to time, to modify or amend this Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect Options granted under the Plan prior to the actual date on which such action occurred. If a modification or amendment of this Plan is required by the Code or the regulations thereunder to be approved by the shareholders of the Company in order to permit the granting of Incentive Stock Options pursuant to the modified or amended Plan, such modification or amendment shall also be approved by the shareholders of the Company in such manner as is prescribed by the Code and the regulations thereunder. If the Board of Directors voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission shall not require any future modifications, amendments, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

11.      EFFECTIVENESS OF PLAN

         This Plan shall become effective on the date of its adoption by the Company's Board of Directors, subject however to approval by the holders of the Company's Common Stock in the manner as prescribed in the Code and the regulations thereunder. Options may be granted under this Plan prior to obtaining shareholder approval, provided such Options shall not be exercisable before such shareholder approval is obtained.

12.      INDEMNIFICATION OF COMPENSATION COMMITTEE

         In addition to such other rights of indemnification as they may have as directors or as members of the Compensation Committee, the members of the Compensation Committee (or the directors acting with respect to the Plan if there is no Compensation Committee) shall be indemnified by the Company against all reasonable expenses, including attorneys fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein to which they or any of them may be a party by reason of any action taken by them as members of the Compensation Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such


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

action, suit or proceeding that such Compensation Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a Compensation Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

13.      GENERAL CONDITIONS

         (a) Nothing contained in this Plan or any Option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Company or any present or future parent, affiliated or subsidiary corporation or interfere in any way with the rights of the Company or any present or future parent, affiliated or subsidiary corporation to terminate his employment in any way.

         (b) Corporate action constituting an offer of stock for sale to any employee under the terms of the Options to be granted hereunder shall be deemed complete as of the date when the Compensation Committee authorizes the grant of the Option to the employee, regardless of when the Option is actually delivered to the employee or acknowledged or agreed to by him.

         (c)      If the Company's Common Stock has not been registered under
                  Section 12 of the Securities Exchange Act of 1934, the exercise of an Option will not be effective unless and until the Option holder executes and delivers to the Company a Stock Restriction Agreement, in the form on file in the office of the Secretary of the Company.

         (d) The use of the masculine pronoun shall include the feminine gender whenever appropriate.


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                                   APPENDIX A

                             INCENTIVE STOCK OPTION


To:      --------------------------------------------------------------
                                      Name

         --------------------------------------------------------------
                                     Address

Date of Grant: ------------------------------


         You are hereby granted an option* (the "Option"), effective as of the date hereof, to purchase ___ shares of Common Stock, par value $.01 per share ("Common Stock"), of Network-1 Security Solutions, Inc. (the "Company") at a price of ___ per share pursuant to the Company's 1996 Stock Option Plan adopted by the Company's Board of Directors and Stockholders effective March 7, 1996, as amended (the "Plan"). Your option price is intended to equal at least the fair market value of the Company's Common Stock as of the date hereof; provided, however, that if, at the time this option is granted, you own stock possessing more than 10% of the total combined voting power of all shares of stock of the Company or any parent or subsidiary (an "Affiliate") of the Company (a "10% Shareholder"), your option price is intended to be at least 110% of the fair market value of the Company's Common Stock as of the date hereof.

         Your Option may first be exercised on and after [one year from the date of grant], but not before that time. Your Option may be exercised either: (i) on and after ___________ and prior to the Termination Date (as hereinafter defined), for up to _____% of the total number of shares subject to the Option minus the number of shares previously purchased by exercise of the Option (as adjusted for any change in the outstanding shares of the Common Stock of the Company, by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances); or (ii) each succeeding year thereafter and prior to the Termination Date (as hereinafter defined) for up to an additional [twenty (20%) percent] of the total number of shares subject to the Option minus the number of shares previously purchased by exercise of the Option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances). No fractional shares shall be issued or delivered.

* THIS INCENTIVE STOCK OPTION IS TO BE ISSUED ONLY TO KEY EMPLOYEES OF THE COMPANY. NONEMPLOYEE DIRECTORS AND CONSULTANTS ARE NOT ELIGIBLE FOR THIS OPTION.

         This Option shall terminate and is not exercisable after the expiration of ten years from the date of its grant (five years from the date of grant if, at the time of the grant, you are a 10% Shareholder) (the "Scheduled Termination Date"), except if terminated earlier as hereinafter provided (the "Termination Date").

         In the event of a "change of control" (as hereafter defined) of the Company, your Option may, from and after the date of the change of control, and notwithstanding the second paragraph of this option, be exercised for up to 100% of the total number of shares then subject to the Option minus the number of shares previously purchased upon exercise of the Option (as adjusted for any changes in the outstanding Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances).

         A "change of control" shall be deemed to have occurred upon the happening of any of the following events:

         1. A change within a twelve-month period in a majority of the members of the Board of Directors of the Company;

         2. A change within a twelve-month period in the holders of more than 50% of the outstanding voting stock of the Company; or

         3. Any other event deemed to constitute a "change in control" by the Compensation Committee.

         You may exercise your option as set forth in Section 7 of the Plan.

         If the Company's Common Stock has not been registered under Section 12 of the Securities Exchange Act of 1934, the exercise



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of your option will not be effective unless and until you execute and deliver to the Company a Stock Restriction Agreement, in the form on file in the office of the Secretary of the Company.

         Your Option will, to the extent not previously exercised by you, terminate thirty (30) days after the date on which your employment by the Company or Affiliate of the Company is terminated, whether such termination is voluntary or not, other than by reason of disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or death, in which case your Option will terminate six
(6) months from the date of termination of employment due to disability or death (but in no event later than the Scheduled Termination Date). After the date your employment is terminated, as aforesaid, you may exercise this Option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by an Affiliate of the Company, your employment shall be deemed to have terminated on the date your employer ceases to be an Affiliate of the Company, unless you are on that date transferred to the Company or another Affiliate of the Company. Your employment shall not be deemed to have terminated if you are transferred from the Company to an Affiliate, or vice versa, or from one Affiliate to another Affiliate.

         Anything in this Option to the contrary notwithstanding, your option will terminate immediately if your employment is terminated for cause (as determined by the Company in its sole and absolute discretion). Your employment shall be deemed to have been terminated for cause if you are terminated due to, among other reasons, (i) your willful misconduct or gross negligence, (ii) your material breach of any agreement with the Company or (iii) your failure to render satisfactory services to the Company.

         If you die while employed by the Company or an Affiliate of the Company, your legatee(s), distributee(s), executor(s) or administrator(s), as the case may be, may, at any time within six (6) months after the date of your death (but in no event later than the Scheduled Termination Date), exercise the Option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company, or an Affiliate is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within six (6) months after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the Option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your legatee,



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

distributee, executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this Option.

         This Option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the Option price has been paid in full pursuant to due exercise of this Option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this Option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

         Notwithstanding anything to the contrary contained herein, this Option is not exercisable until all of the following events occur and during the following periods of time:

         (a) Until the Plan pursuant to which this Option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

         (b) Until this Option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

         (c) During any period of time in which the Company deems that the exercisability of this Option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

         The following two paragraphs shall be applicable if, on the date of exercise of this Option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

         (a) The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such



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

shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration The optionee shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

         (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         It is the intention of the Company and you that this option shall, if possible, be an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder. In the event this Option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an "Incentive Stock Option" this Option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

         This Option shall be subject to the terms of the Plan in effect on the date this Option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this Option and the terms of the Plan in effect on the date of this Option, the terms of the Plan shall govern. This Option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, modification or waiver of this Option, in whole or in part, shall be binding upon the Company unless in writing and signed by an appropriate officer of the Company. This Option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of law.

         Please sign the copy of this Option and return it to the Company, thereby indicating your understanding of and agreement with its terms and conditions.

                                            NETWORK-1 SECURITY SOLUTIONS, INC.



                                            By:  ____________________________


         I hereby acknowledge receipt of a copy of the foregoing Stock Option and the Network-1 Security Solutions, Inc. 1996 Stock Option Plan, and having read such documents, hereby signify my understanding of, and my agreement with, their terms and conditions.



-------------------------  ----------------------------
(Signature)                   (Date)

                                   APPENDIX B

                           NON-QUALIFIED STOCK OPTION

To:      ______________________________________________________
                                      Name

         ______________________________________________________
                                     Address

Date of Grant:    ____________________________________________


         You are hereby granted an option (the "Option"), effective as of the date hereof, to purchase _______ shares of Common Stock, par value $.01 per share ("Common Stock"), of Network-1 Security Solutions, Inc. (the "Company") at a price of ___ per share pursuant to the Company's 1996 Stock Option Plan adopted by the Company's Board of Directors and Stockholders effective March 7, 1996 (the "Plan"). [Your option price is intended to equal at least the fair market value of the Company's Common Stock as of the date hereof.]

         Your Option may first be exercised on and after one (1) year from the date of Grant, but not before that time. Your Option may be exercised either:
(i) on and after ___________ and prior to the Termination Date (as hereinafter defined), for up to _____% of the total number of shares subject to the Option minus the number of shares previously purchased by exercise of the Option (as adjusted for any change in the outstanding shares of the Common Stock of the Company, by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances); or (ii) each succeeding year thereafter and prior to the Termination Date (as hereinafter defined) for up to an additional [twenty (20%) percent] of the total number of shares subject to the Option minus the number of shares previously purchased by exercise of the Option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances). No fractional shares shall be issued or delivered.

         This Option shall terminate and is not exercisable after the expiration of [ten years] from the date of its grant (the "Scheduled Termination Date"), except if terminated earlier as hereinafter provided (the "Termination Date").

         In the event of a "change of control" (as hereafter defined) of the Company, your Option may, from and after the date of the change of control, and notwithstanding the second paragraph of this option, be exercised for up to 100% of the total number of shares then subject to the Option minus the number of shares previously purchased upon exercise of the Option (as adjusted for any changes in the outstanding Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances).

         A "change of control" shall be deemed to have occurred upon the happening of any of the following events:

1. A change within a twelve-month period in a majority of the members of the Board of Directors of the Company;

2. A change within a twelve-month period in the holders of more than 50% of the outstanding voting stock of the Company; or

3. Any other event deemed to constitute a "change in control" by the Compensation Committee.

         You may exercise your option as set forth in Section 7 of the Plan.

         If the Company's Common Stock has not been registered under Section 12 of the Securities Exchange Act of 1934, the exercise of your Option will not be effective unless and until you execute and deliver to the Company a Stock Restriction Agreement, in the form on file in the office of the Secretary of the Company.

         Your Option will, to the extent not previously exercised by you, terminate thirty (30) days after the date on which your employment by the Company or a parent or subsidiary corporation (an "Affiliate") of the Company is terminated, whether such termination is voluntary or not, other than by reason of disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or death, in which case your Option will terminate six (6) months from the date of termination of employment due to disability or death (but in no event later than the Scheduled Termination Date). After the date your employment is terminated, as aforesaid, you may exercise this

Option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by an Affiliate of the Company, your employment shall be deemed to have terminated on the date your employer ceases to be an Affiliate of the Company, unless you are on that date transferred to the Company or another Affiliate of the Company. Your employment shall not be deemed to have terminated if you are transferred from the Company to an Affiliate, or vice versa, or from one Affiliate to another Affiliate.

         Anything in this Option to the contrary notwithstanding, your Option will terminate immediately if your employment is terminated for cause (as determined by the Company in its sole and absolute discretion). Your employment shall be deemed to have been terminated for cause if you are terminated due to, among other reasons, (i) your willful misconduct or gross negligence, (ii) your material breach of any agreement with the Company or (iii) your failure to render satisfactory services to the Company.

         If you die while employed by the Company or an Affiliate of the Company your legatee(s), distributee(s), executor(s) or administrator(s), as the case may be, may, at any time within six (6) months after the date of your death (but in no event later than the Scheduled Termination Date), exercise the Option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company or an Affiliate is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within six (6) months after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the Option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your legatee, distributee, executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this Option.

         This Option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the Option price has been paid in full pursuant to due exercise of this Option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this Option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

         Notwithstanding anything to the contrary contained herein, this Option is not exercisable until all the following events occur and during the following periods of time:

                  (a) Until the Plan pursuant to which this Option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

                  (b) Until this Option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

                  (c) During any period of time in which the Company deems that the exercisability of this Option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

         The following two paragraphs shall be applicable if, on the date of exercise of this Option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

                  (a) The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local, or securities exchange rule, regulation or law.

                  (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

         The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         It is the intention of the Company and you that this Option shall not be an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder.

         This Option shall be subject to the terms of the Plan in effect on the date this Option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this Option and the terms of the Plan in effect on the date of this Option, the terms of the Plan shall govern. This Option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, modification or waiver of this Option, in whole or in part, shall be binding upon the Company unless in writing and signed by an appropriate officer of the Company. This Option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of laws.

         Please sign the copy of this Option and return it to the Company, thereby indicating your understanding of and agreement with its terms and conditions.

                                            NETWORK-1 SECURITY SOLUTIONS, INC.

                                            By: _______________________________

         I hereby acknowledge receipt of a copy of the foregoing Stock Option and the Network-1 Security Solutions, Inc. 1996 Stock Option Plan, and having read such documents, hereby signify my understanding of and my agreement with their terms and conditions.


----------------------------        -------------------------------
(Signature)                                 (Date)

                       NETWORK-1 SECURITY SOLUTIONS, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                         -------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             The undersigned hereby appoints Avi A. Fogel and Corey M. Horowitz, and each of them, with full power of substitution and resubstitution, to vote all shares of common stock and Series D preferred stock of Network-1 Security Solutions, Inc. (the "Company") that the undersigned is entitled to vote at the Company's Special Meeting of Stockholders to be held at 1601 Trapelo Road, Reservoir Place Waltham, Massachusetts 02451, on November 9, 2000, at 10:00 a.m. local time, and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes or resubstitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

1. AMENDMENT TO 1996 STOCK OPTION PLAN: Approval of an amendment of the Company's Amended and Restated 1996 Stock Option Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder by 735,000 shares to an aggregate of 2,535,000 shares;

and in his discretion, upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.


                               (continued on back)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

  PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

   Receipt of the Notice of Special Meeting and of the Proxy Statement of the Company annexed to the same is hereby acknowledged.


                                 Dated: ______________________, 2000


                                 ------------------------------------------
                                        (Signature of Stockholder)



                                 -------------------------------------------
                                        (Signature of Stockholder)


                                 Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.